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                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 covering the registration of 1,500,000 shares of In Focus Systems, Inc. common stock of our reports dated January 22, 1998, included in the In Focus Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.


Arthur Andersen LLP


/s/ Arthur Andersen LLP
--------------------------
Portland, Oregon
May 18, 1998



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